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                                  EXHIBIT 8(b)

                           [Lang Michener Letterhead]

March 16, 1998

CanArgo Energy Inc.
1580 Guiness House
7277th Avenue S.W.
Calgary, Alberta
T2P 0Z5

Dear Sirs:

        We are acting as Canadian counsel to CanArgo Energy Inc., an Alberta corporation ("CanArgo"), in connection with the proposed transaction (the "Transaction") between Fountain Oil Incorporated ("Fountain") and CanArgo as described in the Joint Proxy Statement and Prospectus, included in the Registration Statement on Form S-3 (File No. 333-____________) (the "Registration Statement").

        In rendering our opinion, we have, with your permission, relied upon and assumed as correct now and as of the effective time of the Transaction, (i) the factual information contained in the Registration Statement, (ii) certain factual representations made by Fountain and CanArgo referred to in the Registration Statement and in documents which are attached as Exhibits to the Registration Statement all of which are made a part hereof, and (iii) such other materials as we have deemed necessary or appropriate as a basis for our opinion.

        On the basis of the information and representations contained in the foregoing materials, we are of the opinion that the discussion under the caption "TAX CONSIDERATIONS - Canadian Federal Income Tax Considerations to CanArgo Shareholders", "--Canadian Federal Income Tax Considerations to Holders of CanArgo Warrants,'' and ""--Shareholders Not Resident in Canada" in the Registration Statement, to the extent it constitutes matters of Canadian law or legal conclusions, is accurate in all material respects.

        This opinion expresses our views as to Canadian federal income tax laws in effect as of the date hereof, including the Income Tax Act (Canada), the regulations thereunder, the Canada-United States Income Tax Convention and the administrative practices published by Revenue Canada, Customs, Excise and Taxation as well as specific proposals to amend the Income Tax Act (Canada) and regulations announced prior to the date hereof. This opinion represents our best legal judgment as to the matters addressed herein, but is not binding on Revenue Canada or the courts. Furthermore, the legal authorities upon which we rely are to change either prospectively or retroactively. Any change in such authorities or any change in the facts or representations, or any past or future actions by Fountain or CanArgo contrary to such representations might adversely affect the conclusions stated herein.


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        We hereby consent to the filing of this Opinion as an exhibit to the
Registration Statement and to the reference to this firm under the caption "TAX CONSIDERATIONS - Canadian Federal Income Tax Considerations to CanArgo Shareholders," "--Canadian Federal Income Tax Consideration to Holders of CanArgo Warrants" and "--Shareholders Not Registrant in Canada."

Yours truly,

/s/

Lang Michener


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